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Exhibit 99(N)

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement of BlackRock Municipal 2020 Term Trust (Securities Act Registration No. 333-109277) of our report dated September 12, 2003, relating to the financial statements of BlackRock Municipal 2020 Term as of September 11, 2003 and for the period then ended in the Statement of Additional Information which is part of such Registration Statement.

        We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 14, 2003

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INDEPENDENT AUDITORS' CONSENT